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                                                                     EXHIBIT 5.1




                                  June 23, 2000


Sanmina Corporation
2700 North First Street
San Jose, CA  95134

         RE:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on June 23, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,091,893 shares of your Common Stock, par value $0.01 per share (the "Shares"), (i) 1,359,554 shares of which are to be issued pursuant to options under the Hadco Corporation 1998 Stock Plan as Amended and Restated March 3, 1999, (ii) 1,334,641 shares of which are to be issued pursuant to options under the Hadco Corporation Non-Qualified Stock Option Plan dated November 29, 1995, Amended and Restated July 1, 1998, and (iii) 397,698 shares of which are to be issued pursuant to options under the Hadco Corporation Non-Qualified Stock Option Plan dated September 7, 1990, Amended and Restated April 7, 1998 (collectively, the "Plans"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

         It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI

                                            /s/ WILSON SONSINI GOODRICH & ROSATI